Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement No. 333-279551 on Form S-8 of our report dated March 2, 2023, with respect to the consolidated financial statements of Stevanato Group S.p.A. for the years ended December 31, 2022 and 2021, included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ EY S.p.A.

Treviso, Italy

September 4, 2024